Exhibit 10.9

Battery Future Acquisition Corp.

51 NW 26th Street, Suite 533

Miami, Florida 33127

December __, 2021

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

RE: Securities Purchase Agreement

Ladies and Gentlemen:

Battery Future Acquisition Corp., a Cayman Islands exempted company (the “Company”), is pleased to accept the offer made by Roth Capital Partners, LLC (“Purchaser”), to purchase (i) 1,000,000 warrants (the “Private Placement Warrants”), with each Private Placement Warrant entitling the holder thereof to purchase one Class A Ordinary Share (as defined below) at an exercise price of $11.50 per share and (ii) an amount of Class B ordinary shares, par value $0.0001 per share of the Company (the “Founder Shares”) equal to 300,000 Founder Shares (the “Shares”) in connection with the initial public offering (“IPO”) of the Company’s units, each comprised of one Class A ordinary share, par value $0.0001 per share, of the Company (“Class A Ordinary Shares”) and one half of one redeemable warrant to purchase one Class A Ordinary Share of the Company (“Units”). The terms of the sale by the Company of the Shares and the Private Placement Warrants (together, the “Securities”) to Purchaser are as follows:

1. Purchase of Securities.

1.1. Purchase of Securities. For the sum of $1,500,000 (the “Purchase Price”), which Purchaser shall pay to the Company in cash, the Company shall issue the Securities to Purchaser, and Purchaser shall purchase the Securities from the Company, on the terms and subject to the conditions, including regarding forfeiture, set forth in this letter agreement (this “Agreement”).

1.2. Effective Time of Purchase. The Company and Purchaser hereby agree that immediately prior to the pricing of the IPO or on such earlier time and date as may be mutually agreed by Purchaser and the Company, Purchaser shall pay the Purchase Price to the Company, by wire transfer in immediately available funds to the account or accounts previously designated in writing (which may include e-mail) by the Company, and the Company shall issue the Securities to Purchaser upon the consummation of the Company’s IPO. The Company shall effect the delivery of the Securities in book-entry form.

2. Representations, Warranties and Agreements.

2.1. Purchaser’s Representations, Warranties and Agreements. To induce the Company to issue the Securities to Purchaser, Purchaser hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1. Organization and Authority. Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of its organization and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. This Agreement is a legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of Purchaser, (ii) any agreement, indenture or instrument to which Purchaser is a party or (iii) any law, statute, rule, regulation, order, judgment or decree to which Purchaser is subject.

2.1.3. No Governmental Consents. No governmental, administrative or other third-party consents or approvals are required, necessary or appropriate on the part of Purchaser in connection with the transactions contemplated by this Agreement.

2.1.4. Experience, Financial Capability and Suitability. Purchaser is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities. Purchaser acknowledges that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser understands that it must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Purchaser is able to bear the economic risk of an investment in the Securities for an indefinite period of time and to afford a complete loss of Purchaser’s investment in the Securities.

2.1.5. No Government Recommendation or Approval. Purchaser understands that no federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the offering of the Securities of the fairness or suitability of the investment in the Securities by Purchaser nor have such authorities passed upon or endorsed the merits of the Securities.

2.1.6. Access to Information; Independent Investigation. Prior to the execution of this Agreement, Purchaser has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the financial condition, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Purchaser has relied solely on Purchaser’s own knowledge and understanding of the Company and its business based upon Purchaser’s own due diligence investigation. Purchaser understands that no person has been authorized to make any representations other than as set forth in this Agreement and Purchaser has not relied on any other written or oral representations relating to the financial condition, business and prospects of the Company in making its investment decision.

2.1.7. Investment Representations. Purchaser represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on the private placement exemption in Section 4(a)(2) of the Securities Act and/or said Regulation D and similar exemptions under state law and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire such Securities. Purchaser is purchasing the Securities solely for investment purposes, for Purchaser’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act. Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.8. Restrictions on Transfer; Shell Company. Purchaser understands the Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Purchaser understands the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and Purchaser understands that the certificates or book-entries representing the Securities will contain a legend or notation in respect of such restrictions. If, in the future, Purchaser decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Purchaser agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Purchaser may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or available exemption, Purchaser agrees not to resell the Securities. Purchaser further acknowledges that because the Company is a shell company, Rule 144 may not be available to Purchaser for the resale of the Securities until one year following consummation of the initial business combination of the Company, despite the release or waiver of any contractual transfer restrictions.

2.2. The Company’s Representations, Warranties and Agreements. To induce Purchaser to purchase the Securities, the Company hereby represents and warrants to Purchaser and agrees with Purchaser as follows:

2.2.1. Organization and Authority. the Company is an exempted corporation, duly organized, validly existing and in good standing under the laws of the Cayman Islands, and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. This Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.2.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule, regulation, order, judgment or decree to which the Company is subject.

2.2.3. No Governmental Consents. No governmental, administrative or other third-party consents or approvals are required, necessary or appropriate on the part of the Company in connection with the transactions contemplated by this Agreement.

2.2.4. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Securities will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, Purchaser will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and other agreements to which the Securities may become subject, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of Purchaser.

2.2.5. No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

3. Terms of the Private Placement Warrants

3.1. The Private Placement Warrants are substantially identical to the warrants included in the units to be offered in the IPO except that (a) the Private Placement Warrants (including the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants) will not, except in limited circumstances, be transferable or salable until 30 days after the completion of the Company’s initial business combination so long as they are held by Purchaser or its permitted transferees, (b) the Private Placement Warrants will expire on the fifth anniversary of the commencement of sales in the Public Offering, (c) the Private Placement Warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (a) and they are registered pursuant to the Registration Rights Agreement (as defined below) or an exemption from registration is available, and the restrictions described above in clause (a) have expired and (d) each Private Placement Warrant shall have the terms set forth for private placement warrants in a Warrant Agreement to be entered into by the Company and a warrant agent in connection with the Public Offering.

4. Adjustment to Shares.

4.1. Forfeiture; Adjustments. Purchaser hereby agrees that prior to, or at the time of, the initial business combination, in order to facilitate such initial business combination, Battery Future Sponsor, LLC (the “Sponsor”) may (i) surrender, forfeit or transfer some or all of its Founder Shares and/or any other securities of, or instruments issued by, the Company, including for no consideration, (ii) subject its Founder Shares to earn-outs, vesting, revesting, lock-up, registration rights or other restrictions, (iii) amend the terms under which its Founder Shares and/or any other securities of, or instruments issued by, the Company were issued, or any restrictions or encumbrances or other provisions relating to its Founder Shares and/or any other securities of, or instruments issued by, the Company set forth in the documents establishing the same (including voting in favor of any such amendment) or enter into any other arrangements with respect to the Founder Shares and/or any other securities of, or instruments issued by, the Company, or (iv) waive or amend any agreement or provision of any organizational document of the Company or agreement entered into with the Company (the “Adjustments”). Purchaser hereby agrees to be bound by any such Adjustments, which shall apply pro rata to all holders of Founder Shares, except with respect to (x) up to an aggregate total of 625,000 Founder Shares held, directly or indirectly (including through the Sponsor), by independent directors of the Company and (y) up to an aggregate total of 225,000 Founder Shares held, directly or indirectly (including through the Sponsor), by directors or board advisors of the Company designated by Pala Investments Limited, a Jersey limited liability company (“Pala”), or by Pala or otherwise designated by Pala. Furthermore, any amount that is required by the Company’s governing documents to be added to the Company’s trust account in connection with the exercise of an extension of the term of the Company, as approved by the Company’s board in accordance with its governing documents, shall be funded by the Sponsor, Pala, Purchaser and other holders of Founder Shares in proportion to the amount of capital funded by such holder (or the original transferor of Founder Shares held by such holder).

4.2. Termination of Rights as Shareholder. If any of the Shares are forfeited in accordance with this Section 3, then after such time Purchaser (or its successor in interest), shall no longer have any rights as a holder of such forfeited Shares, and Purchaser and the Company shall take such action as is appropriate to cancel such forfeited Shares.

5. Additional Agreements.

5.1. Trust Account Waiver. Purchaser hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the closing of the IPO. Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, Purchaser may have in respect of any Class A Ordinary Shares held by it. Purchaser further agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, Purchaser may have in respect of any Class A Ordinary Shares held by it. In the event Purchaser has any Claim against the Company under this letter agreement, Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, Purchaser may have in respect of any Class A Ordinary Shares held by it.

5.2. Waiver of Redemption Rights. Purchaser hereby waives any and all rights to redeem the Shares for a portion of the amounts held in the trust account into which substantially all of the proceeds of the Company’s IPO will be deposited (the “Trust Account”) in the event of (i) the Company’s failure to timely complete an initial business combination, (ii) an extension of the time period to complete an initial business combination or (iii) upon the consummation of an initial business combination. For purposes of clarity, in the event Purchaser purchases Class A Ordinary Shares included in the Units issued in the IPO (“Public Shares”), either in the IPO or in the aftermarket, any Public Shares so purchased shall be eligible to be redeemed for a portion of the amounts held in the Trust Account in the event of the Company’s failure to timely complete an initial business combination (but, for the avoidance of doubt, not in connection with an extension of the time period to complete an initial business combination or upon the consummation of an initial business combination).

5.3. Voting Agreement. Purchaser acknowledges that the Company was formed for the purpose of effecting a business combination. Purchaser agrees that Purchaser shall vote all of its Shares in the same way that the Sponsor votes its Founder Shares on any proposal submitted by the Company for the vote or consent of its shareholders (up and through the closing of the initial business combination). For the avoidance of doubt, the foregoing agreement that Purchaser vote all of its Shares in favor of such proposed business combination shall only be between Purchaser and the Company.

6. Restrictions on Transfer.

6.1. Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) to be dated as of the closing of the IPO by and among Purchaser, the Company, the Sponsor, Pala Investments Limited and the Company’s director and officers (which will also contain other agreements with respect to the Securities), Purchaser agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto, (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel, reasonably satisfactory to the Company, that registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and all applicable state securities laws.

6.2. Lock-up. Subject to Section 3.1, Purchaser acknowledges that the Securities will not be transferable, assignable or salable until one year after the completion of the initial business combination, except to permitted transferees as described in the Registration Statement. Purchaser further acknowledges that the securities acquired or to be acquired hereby by Purchaser as the underwriter of the Company’s IPO, including Purchaser’s related persons, associated persons and affiliates (as those terms are defined in FINRA Rules 5110 and 5121), in connection with the IPO and as described in the Registration Statement for the IPO and the related prospectus, are subject to lock-up in compliance with FINRA Rule 5110(e)(1) for a period of 180 days from the commencement of sales of the initial public offering and can only be transferred or sold pursuant to the exceptions in FINRA Rule 5110(e)(2)(B). In addition, notwithstanding the other terms of this Agreement or any other agreement between the Company and Purchaser, Purchaser agrees with respect to the Private Placement Warrants and the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants that, as required by FINRA Rule 5110(g)(8): (i) the Private Placement Warrants may not be exercised more than five years from the date that the Company’s Registration Statement on Form S-1 (File No.: 333-261373) is declared effective by the Securities and Exchange Commission (the “Effective Date”); (ii) Purchaser shall not have more than one demand registration right at the Company’s expense; (iii) Purchaser shall not have the right to demand registration of the Private Placement Warrants or Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants more than five years from the Effective Date; (iv) Purchaser shall not have the right to piggyback registration with respect to the Private Placement Warrants or Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants more than seven years from the Effective Date; (v) the Private Placement Warrants may not have anti-dilution terms that allow Purchaser and related persons to receive more shares or to exercise at a lower price than originally agreed upon at the time of the public offering, when the public shareholders have not been proportionally affected by a share split, share dividend, or other similar event; and (vi) Private Placement Warrants may not have anti-dilution terms that allow Purchaser and related persons to receive or accrue cash dividends prior to the exercise or conversion of the Private Placement Warrants.

6.3. Restrictive Legends. Any certificates representing the Shares and Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants shall have endorsed thereon legends substantially as follows (and any book-entries representing such shares shall have similar notations):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN A LETTER AGREEMENT WITH BATTERY FUTURE ACQUISITION CORP. (THE “COMPANY”) (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN VIOLATION OF SUCH RESTRICTIONS.”

6.4. Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to Section 3 and this Section 5. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to Section 3 and this Section 5.

7. Other Agreements.

7.1. Further Assurances. Purchaser agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

7.2. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered (i) personally or by certified mail (return receipt requested) or overnight courier service or (ii) by electronic mail, if to the Company, at the address of its principal offices and any electronic mail address as may be designated in writing by the Company and, if to Purchaser, at its address in the books and records of the Company and any electronic mail address as may be designated in writing by Purchaser, or to such other addresses as may be designated in writing by the Company or Purchaser. All such notices, statements or other documents shall be deemed received on the date of receipt by the recipient thereof if received prior to 8:00 p.m. on a business day in the place of receipt. Otherwise, any such notices, statements or other documents shall be deemed to have been received on the next succeeding business day in the place of receipt.

7.3. Entire Agreement. This Agreement, together with the Insider Letter and the registration rights agreement to be entered into with respect to the Securities (the “Registration Rights Agreement”), each substantially in the form to be filed as an exhibit to the Registration Statement on Form S-1 associated with the Company’s IPO, embodies the entire agreement and understanding between Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

7.4. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

7.5. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

7.6. Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

7.7. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement; provided, however, that Pala shall be a third-party beneficiary of this Agreement to the extent necessary to enforce the provisions of Section 3.1 hereof1.

7.8. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

7.9. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and, as so limited, shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

7.10. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.11. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

7.12. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

7.13. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

7.14. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered in pdf format via electronic mail, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7.15. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

7.16. Mutual Drafting. This Agreement is the joint product of Purchaser and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7.17. Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,
BATTERY FUTURE ACQUISITION CORP.

By:
Name: Kristopher Salinger
Title: Chief Financial Officer

Accepted and agreed as of the date first written above.
ROTH CAPITAL PARTNERS, LLC

By:
Name: Title:

[Signature page to BFAC Securities Purchase Agreement]